FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 22, 2003

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-11779	75-2548221
(Sate or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive

Plano, Texas 75024-3105

(Address of Principal Executive Offices,

Including Zip Code)

Registrant's telephone number, including area code: (972) 604-6000

Item 5.  Other Events

           Electronic Data Systems Corporation, a Delaware corporation ("EDS"), and American Stock Transfer & Trust Company, successor to The Bank of New York as Rights Agent (the "Rights Agent"), have entered into the First Amendment to Rights Agreement (the "Amendment") effective as of April 22, 2003. The Amendment amends the Rights Agreement dated as of March 12, 1996 between EDS and the Rights Agent (the "Rights Agreement") to, among other things, increase from 10% to 15% the maximum percentage of the outstanding Common Stock of EDS that any Person, and such Person's Affiliates and Associates (as such terms are defined in the Rights Agreement), could beneficially own without becoming an "Acquiring Person" under the Rights Agreement. A copy of the Amendment is filed as an exhibit to this Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the Rights Agreement and the Amendment.

Item 7.   Financial Statements and Exhibits

(c)        Exhibits

4.1	Rights Agreement dated as of March 12, 1996 between EDS and The Bank of New York, as initial Rights Agent (filed as Exhibit 4(c) to EDS' Registration Statement on Form S-4, Commission File No. 333-02543, and hereby incorporated by reference).

4.2	First Amendment to Rights Agreement between EDS and American Stock Transfer & Trust Company, as successor Rights Agent, dated as of April 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                    ELECTRONIC DATA SYSTEMS CORPORATION

April 24, 2003                                                                                                                                             By:          /s/ D. Gilbert Friedlander

                                                                                                                                                                            D. Gilbert Friedlander, Senior Vice
                                                                                                                                                                            President, General Counsel and Secretary

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